Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-150710, 333-173883 and No. 333-183115) pertaining to Colfax Corporation 401(k) Savings Plan Plus of our report dated June 24, 2013, with respect to the financial statements and schedules of Colfax Corporation 401(k) Savings Plan Plus included in this Annual Report (Form 11-K) for the year ended December 31, 2012

/s/ Aronson LLC
Rockville, Maryland
June 24, 2013